UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                  February 27, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-31737	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                   Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Retail Base Rate Case” of Gulf Power Company (“Gulf Power”) in Item 7 and Note (3) to the financial statements of Gulf Power under “Retail Regulatory Matters – Retail Base Rate Case” in Item 8 of Gulf Power’s Annual Report on Form 10-K for the year ended December 31, 2011 for information regarding Gulf Power’s retail base rate proceeding with the Florida Public Service Commission (the “Florida PSC”).
On February 27, 2012, the Florida PSC voted to approve a permanent increase in retail rates and charges of $64,101,662 (the “2012 Revenue Requirements Decision”).   Under the 2012 Revenue Requirements Decision, Gulf Power’s authorized retail rate of return on common equity (the “ROE”) will be a range of 9.25% to 11.25% with new retail rates set at the midpoint ROE of 10.25%.  The Florida PSC also approved a step increase to Gulf Power’s retail rates and charges of $4,021,905 to be effective in January 2013 (the “2013 Step Increase”). New rate schedules designed to recover Gulf Power’s total revenue requirements as a result of the 2012 Revenue Requirements Decision and the adjustment for the 2013 Step Increase must be designed and submitted to the Florida PSC for review and approval.  The Florida PSC is scheduled to consider the new rates on March 12, 2012.  New rates will be effective on April 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2012	GULF POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary